UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 31, 2005
Date of Earliest Event Reported: May 27, 2005

OPENTV CORP.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands
(State or Other Jurisdiction of Incorporation)

001-15473 (Commission File Number)	98-0212376 (I.R.S. Employer Identification No.)

275 Sacramento Street
San Francisco, California 94111
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Principal Officer
Item 9.01 Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EX-10.33: OFFER LETTER TO SHUM MUKHERJEE
EX-99.1: PRESS RELEASE

Item 5.02 Appointment of Principal Officer.

On May 27, 2005, OpenTV Corp. (the “Company”) entered into an employment offer letter (the “Offer Letter”) with Shum Mukherjee under which Mr. Mukherjee agreed to serve as the Company’s Executive Vice President and Chief Financial Officer. Under the Offer Letter, Mr. Mukherjee will receive an annual base salary of $300,000 and will be eligible for annual discretionary bonus awards based on achievement of financial and strategic objectives to be determined by the Company’s Chief Executive Officer and the Compensation Committee of the Company’s Board of Directors (the “Committee”). Mr. Mukherjee’s target bonus for 2005 is 35% of his annual base salary (pro rated for the partial year of his employment), which target bonus is subject to change in subsequent years within the discretion of the Committee. In addition, on the date his employment actually commences, Mr. Mukherjee will be granted a stock option to purchase 150,000 shares of the Company’s Class A Ordinary Shares, of which twenty-five percent (25%) shall vest and become exercisable on the first anniversary of the date of grant and the remainder shall thereafter vest monthly over a three-year period. The exercise price for those options will be equal to the fair market value of the Company’s Class A Ordinary Shares on the date of grant. In addition, Mr. Mukherjee will be eligible to receive in 2006 an additional stock option to purchase 50,000 of the Company’s Class A Ordinary Shares contingent upon Mr. Mukherjee achieving specified performance goals, as determined by the Company’s Chief Executive Officer. Such additional option would have an exercise price equal to the fair market value of the Class A Ordinary Shares on the date of grant and would have the same vesting schedule as Mr. Mukherjee’s initial option grant.

Mr. Mukherjee’s employment with the Company is at-will. However, if Mr. Mukherjee’s employment is terminated by the Company other than for “cause”, or by Mr. Mukherjee due to a material reduction of his duties, responsibilities and/or annual base salary, Mr. Mukherjee would receive the following: (i) payment for all unpaid salary, reimbursable business expenses not theretofore paid and accrued vacation time up to the date of termination, (ii) salary continuation for a period of 6 months after the date of termination (unless such termination is within 12 months of an event constituting a “change in control,” in which case Mr. Mukherjee would be entitled to salary continuation for a period of 12 months after the date of termination), (iii) continued vesting of stock options for a period of 6 months from the date of termination (unless such date of termination is within 12 months of a “change in control,” in which case such vesting shall continue for a period of 12 months from the date of termination) and (iv) continued exercisability of stock options for a period of 90 days following the last vesting date for his stock options.

Mr. Mukherjee has also agreed not to engage in, participate in, or acquire an equity interest in any person, firm, corporation, or other entity, which engages or participates in any business that operates any line of business, business activity or operations that are competitive with any line of business, business activity or operations conducted by the Company during the time of Mr. Mukherjee’s employment with the Company and for one year thereafter.

A copy of the Offer Letter is attached hereto as Exhibit 10.33, and the press release of the Company announcing Mr. Mukherjee’s appointment is included herein as Exhibit 99.1. The Offer Letter and press release are each incorporated herein by reference and the foregoing description of the Offer Letter is qualified in its entirety by the full text of the Offer Letter and press release.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit Number	Description
10.33	Offer Letter to Shum Mukherjee dated May 27, 2005

99.1	Press Release issued May 31, 2005 announcing Mr. Mukherjee’s appointment

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2005	OPENTV CORP.
	By:	/s/ James A. Chiddix
	Name:	James A. Chiddix
	Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.33	Offer Letter to Shum Mukherjee dated May 27, 2005

99.1	Press Release issued May 31, 2005 announcing Mr. Mukherjee’s appointment